[ARTICLE] 5
[MULTIPLIER]   1,000

EXHIBIT 11.1
                                    CIRRUS LOGIC, INC.
                 STATEMENT RE:  COMPUTATION OF EARNINGS (LOSS) PER SHARE
                       (In thousands, except per share amounts)
                                                         1997      1996      1995
                                                       --------- --------- ---------
Primary:

Weighted average common shares outstanding               65,008    62,761    59,708
Dilutive common stock equivalents:
   Common stock options, using treasury stock
      method                                                N/A       N/A     3,964
   Common stock warrants, using treasury
      stock method                                          N/A       N/A         8
                                                       --------- --------- ---------
Common and common equivalent shares used in
    the calculation of net (loss) income per share       65,008    62,761    63,680
                                                       ========= ========= =========

Net (loss) income                                      ($46,156) ($36,183)  $61,402
                                                       ========= ========= =========

Net (loss) income per share                              ($0.71)   ($0.58)    $0.96
                                                       ========= ========= =========


   ---------------------------------------

Fully diluted:

Weighted average common shares outstanding               65,008    62,761    59,708
Dilutive common stock equivalents:
   Common stock options, using treasury stock
      method                                                N/A       N/A     4,096
   Common stock warrants, using treasury
      stock method                                          N/A       N/A         8
  Convertible subordinated debt, using the
    "if converted" method                                   N/A        -         -
                                                       --------- --------- ---------
Common and common equivalent shares used in
    the calculation of net (loss) income per share       65,008    62,761    63,812
                                                       ========= ========= =========

Net (loss) income                                      ($46,156) ($36,183)  $61,402
                                                       ========= ========= =========

Net (loss) income per share                              ($0.71)   ($0.58)    $0.96
                                                       ========= ========= =========